FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 30, 2020, by and among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership, as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time, BIONANO GENOMICS, INC., a Delaware corporation, LINEAGEN, INC., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of March 14, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;
WHEREAS, Borrower has failed to achieve the TTM Revenue required under Section 6.11(b) of the Loan Agreement prior to giving effect to this Amendment, for the 12-month period ended September 30, 2020 and is currently in breach of the covenant (such breach, the “Financial Covenant Breach”) and has failed to cure such breach within the applicable Cure Period as in effect prior to this Amendment becoming effective which constitutes an Event of Default under Section 8.2(a) of the Loan (such Event of Default, the “Specified Event of Default”);
WHEREAS, Borrower has requested that Collateral Agent and Required Lenders the Specified Event of Default and Collateral Agent and Required Lenders have agreed to grant such waiver upon the conditions and terms set forth herein; and
WHEREAS, Borrower, Required Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement.
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Required Lenders and Collateral Agent hereby agree as follows:
WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:
1.Definitions. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.
2.Section 8.2(a) of the Loan Agreement is hereby amended and restated as follows:
(a)    Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.10 (Creation/Acquisition of Subsidiaries), 6.7 (Protection of Intellectual Property Rights), 6.11 (Financial Covenant) or 6.12 (Minimum Liquidity) or Borrower violates any provision in Section 7; provided, however, in the event that the Borrower fails to comply with the requirements of the financial covenant set forth in Section 6.11, as long as the Borrower (i) within 21 days following a failure to satisfy such financial covenant provides a written notification to Collateral Agent of Borrower’s intent to close a Qualified Financing Event within the Cure Period and (ii) is proceeding with good faith efforts to consummate a
245062623 v1

Qualified Financing Event, a breach of Section 6.11 (Financial Covenant) shall not be deemed an Event of Default (a) until the end of the Cure Period and (b) after the end of the Cure Period to the extent that such breach has been cured as described below. In the event that the Borrower fails to comply with the requirements of the financial covenant set forth in Section 6.11, Borrower may cure such breach by means of submitting a new management plan approved by Borrower’s Board of Directors under which Borrower is expected to break even on a cash flow basis prior to the Maturity Date (which management plan must be acceptable to Collateral Agent in its sole discretion) and raising such amount of capital from a Qualified Financing Event as set forth in such new management plan, no later than forty-five (45) days after the occurrence of the breach (or by raising capital from a Qualified Financing Event in the amount of at least Twenty Million Dollars ($20,000,000) on or after December 1, 2020 and on or before March 1, 2021, if the breach of financial covenant set forth in Section 6.11 is for the 12-month period ended September 30, 2020) (the “Cure Period”), provided, that upon such cure Annex X to the Loan Agreement shall be automatically amended and restated to reflect the projected revenues (and historical actual revenues) set forth in such new management plan; or
3.Upon this Amendment becoming effective, Collateral Agent and Required Lenders hereby waive the Specified Event of Default but the parties agree that the Financial Covenant Breach has not been waived by either Collateral Agent or any Lender and if the Financial Covenant Breach has not been cured during the applicable Cure Period (as defined after giving effect to this Amendment), an Event of Default shall automatically occur under Section 8.2(a) of the Loan Agreement immediately after the end of the applicable Cure Period.
4.Limitation of Amendment.
a.The amendments and waivers set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
b.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.
5.To induce Collateral Agent and Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
a.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Specified Event of Default) has occurred and is continuing;
b.Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
c.The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

245062623 v1

d.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
e.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
f.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
7.The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.
8.This Amendment shall be deemed effective as of the date first set forth above upon the due execution and delivery to Collateral Agent of this Amendment by each party hereto.
9.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.
10.This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.
[Balance of Page Intentionally Left Blank]

245062623 v1

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan and Security Agreement to be executed as of the date first set forth above.
BORROWER:
BIONANO GENOMICS, INC.
By    /s/ R. Erik Holmlin
Name: R. Erik Holmlin, Ph.D.
Title: Chief Executive Officer
BORROWER:
LINEAGEN, INC.
By    /s/ R. Erik Holmlin
Name: R. Erik Holmlin, Ph.D.
Title: Chief Executive Officer
COLLATERAL AGENT AND REQUIRED LENDERS:
INNOVATUS LIFE SCIENCES LENDING FUND I, LP
By: Innovatus Life Sciences GP, LP
Its: General Partner
By
Name:
Title:
245062623 v1

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan and Security Agreement to be executed as of the date first set forth above.
BORROWER:
BIONANO GENOMICS, INC.
By
Name: R. Erik Holmlin, Ph.D.
Title: Chief Executive Officer
BORROWER:
LINEAGEN, INC.
By
Name: R. Erik Holmlin, Ph.D.
Title: Chief Executive Officer
COLLATERAL AGENT AND REQUIRED LENDERS:
INNOVATUS LIFE SCIENCES LENDING FUND I, LP
By: Innovatus Life Sciences GP, LP
Its: General Partner
By    /s/ Andrew Hobson
Name: Andrew Hobson
Title: Authorized Signatory
245062623 v1